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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
           SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive proxy statement

[ ]   Definitive additional materials

[X]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  INTERVU INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

      On March 22, 2000 INTERVU Inc. ("INTERVU") announced that it has scheduled a special meeting of stockholders to consider and vote upon a proposal to approve the merger contemplated by the agreement and plan of merger between INTERVU and Akamai Technologies, Inc., which was announced on February 7, 2000.


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      A copy of INTERVU's press release issued on March 22, 2000 is attached hereto.

      For more information regarding the special meeting, please refer to INTERVU's definitive proxy statement/prospectus filed March 21, 2000.

      All stockholders should read the definitive proxy statement/prospectus concerning the merger that was filed with the SEC on or about March 21, 2000 and mailed to stockholders on March 21, 2000. The definitive proxy statement/prospectus contains important information that stockholders should consider before making any decision regarding the merger. You will be able to obtain the definitive proxy statement/prospectus, as well as other filings containing information about INTERVU, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference in the definitive proxy statement/prospectus will also be available, without charge, from INTERVU by directing a request through the Investors Relations portion of INTERVU's website at http://www.intervu.net or by mail to INTERVU Inc., 6815 Flanders Drive, San Diego, CA 92121, Attention: Investor Relations.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

      INTERVU and certain other persons named below may be deemed to be participants in the solicitation of proxies from INTERVU stockholders to approve the merger. The participants in this solicitation may include the directors of INTERVU (Harry E. Gruber, J. William Grimes, Edward E. David, Jr., Mark Dowley, Alan Z. Senter and Isaac Willis) and the following executive officers of
INTERVU: Kenneth L. Ruggiero, Vice President and Chief Financial Officer, Edward
L. Huguez, Vice President and Chief Operating Officer, and Kevin Sagara, Vice President of Mergers and Acquisitions and General Counsel. The aforementioned directors and officers of INTERVU together may be deemed to beneficially own approximately 16.1% of INTERVU's common stock.

Set forth below is the text of the press release issued on March 22, 2000.



For further information:

                 Anjeanette Rettig
                 INTERVU Inc.
                 858-623-8400 x134
                 arettig@intervu.net

         INTERVU ANNOUNCES SPECIAL MEETING DATE TO APPROVE MERGER WITH
                              AKAMAI TECHNOLOGIES

SAN DIEGO, March 22, 2000 - INTERVU Inc. (Nasdaq: ITVU), the leading service provider for Internet audio and video delivery solutions, today announced that it has scheduled a special meeting of stockholders to consider and vote upon a proposal to approve the merger contemplated by the agreement and plan of merger between INTERVU and Akamai Technologies, Inc. (Nasdaq: AKAM), which was announced on February 7, 2000.

      The meeting will take place at 10:00 a.m. on Thursday, April 20, 2000 at the La Jolla Village Marriott, 4240 La Jolla Village Drive, La Jolla, California.

      Stockholders of record on March 16, 2000 will receive formal notice of the special meeting and proxy materials describing matters on which such stockholders will be entitled to vote at the special meeting.


ABOUT INTERVU INC.
INTERVU is the leading service provider for Internet audio and video delivery solutions. Corporate enterprises, Web site owners and content publishers use INTERVU's services to automate the publishing, distribution and programming of video and audio content. INTERVU's award-winning applications such as INTERVU Netpodium, a live interactive Web event solution, optimize streaming audio and video to facilitate new communication experiences. INTERVU's applications and services are based on the company's scalable, patented distribution



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network comprised of servers strategically located in major Internet hosting centers. INTERVU's customers use its services to transmit entertainment, sports, news, advertising, business communications and distance learning content. Current customers include CCBN, CNET, CNN, Excite@Home, House of Blues, Investor Broadcast Network (formerly Vcall), Microsoft, NBC, NetRadio.com; Quokka Sports, Saatchi & Saatchi, Tunes.com and Turner Broadcasting. Additional information can be found at www.intervu.net.


                                      # # #

INTERVU has filed a definitive proxy statement/prospectus and other relevant information and documents with the United States Securities and Exchange Commission (the "SEC"). INTERVU URGES INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by INTERVU will be available free of charge from INTERVU Inc. at 6815 Flanders Drive, San Diego, California 92121, Attention:
Anjeanette Rettig, Director of Investor Relations, telephone: (858) 623-8400. READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION REGARDING THE MATTERS TO BE PRESENTED AT THE SPECIAL MEETING.

INTERVU Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from INTERVU stockholders. Information concerning the participants in the solicitation is set forth in the definitive proxy statement/prospectus filed by INTERVU with the SEC on March 21, 2000.

Except for the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ from those foreseen, including the market acceptance for INTERVU's specialized services, technological change and intense competition, as well as the other risks detailed from time to time in INTERVU's SEC reports, including the report on Form 10-K filed on March 3, 2000.